UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 23, 2007

GENERAL METALS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-24189

(Commission File Number)

65-0488983

(IRS Employer Identification No.)

1 E. Liberty St., Suite 6000, Reno, Nevada 89501

(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (775) 686-6078

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

On April 23, 2007, we closed a private placement consisting of 1,060,000 units of our securities at a price of US$0.25 per unit for gross proceeds of $265,000. Each unit consists of two common shares in the capital of our company and one common share purchase warrant, with each whole warrant entitling the holder to purchase one share of our common stock at a price of US$0.125 per share for a period of 12 months from the effective date of a registration statement pertaining to the warrant shares.

We issued the securities to three non-U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933) in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933, as amended.

Investors in this offering were introduced to our company by Canaccord Capital Corporation to whom we paid a fee consisting of $26,500 cash and 106,000 agent’s share purchase warrants. Each agent’s warrant entitles the agent to purchase one share of

CW1168323.1

our common stock at a price of US$0.125 per share for a period of 12 months from the effective date of a registration statement pertaining to the agent’s warrant shares.. The agent’s warrants were issued in an offshore transaction in which we relied on Regulation S and/or Section 4(2) of the Securities Act of 1933.

Item 8.01 Other Events.

Pursuant to Rule 135c of the Securities Act of 1933, a news release with respect to a proposed private placement is appended to this Form 8-K Current Report as exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

99.1	News Release dated April 23, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL METALS CORPORATION

/s/ Stephen Parent

Stephen Parent

President and Chief Executive Officer

Date: April 23, 2007